EXHIBIT 10.2

M&T BANK CORPORATION

2005 INCENTIVE COMPENSATION PLAN

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NONQUALIFIED STOCK OPTION AGREEMENT

OPTIONEE:

DATE OF GRANT:

EXERCISE PRICE:

COVERED SHARES:

M&T Bank Corporation (the “Company”) hereby grants to the Optionee a Nonqualified Stock Option to purchase from the Company that number of shares of Common Stock equal to the Covered Shares, exercisable at the Exercise Price. This grant is made pursuant to the M&T Bank Corporation 2005 Incentive Compensation Plan (the “Plan”) and is subject to the terms and conditions of the Plan and is subject further to the terms and conditions of this Agreement. As used herein, the term “Agreement” shall mean, collectively, this cover page and the related Terms and Conditions of Nonqualified Stock Option delivered to the Optionee with this cover page. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan. A copy of the Plan can be viewed and downloaded from the Company’s Intranet under the Human Resources page.

The exercise of the Option is subject to the following vesting schedule, which may be accelerated under the circumstances described in Paragraph 3(c) of the Terms and Conditions of Nonqualified Stock Option:

•	No part of the Option may be exercised prior to , 200___[generally 1 year from the Date of Grant];

•	On or after , 200___[generally 1 year from the Date of Grant], the Option may be exercised as to ___of the Covered Shares [generally 10% of the Covered Shares];

•	On or after , 200___[generally 2 years from the Date of Grant], the Option may be exercised as to an additional ___of the Covered Shares [generally 20% of the Covered Shares];

•	On or after , 200___[generally 3 years from the Date of Grant], the Option may be exercised as to an additional ___of the Covered Shares [generally 30% of the Covered Shares]; and

•	On or after , 200___[generally 4 years from the Date of Grant], the Option may be exercised as to the remaining ___of the Covered Shares [generally 40% of the Covered Shares].

In order to exercise the Option, you should refer to the EquiServe brochure which describes the procedures you must follow to exercise the Option and other important matters. EquiServe is the current Third Party Administrator. If the Company changes the Third Party Administrator or if the EquiServe brochure becomes outdated, you will be notified of any changes. The most current EquiServe brochure can be viewed and downloaded from the Company’s Intranet under the Human Resources page.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf effective as of the Date of Grant.

ATTEST:	M&T BANK CORPORATION

By:

M&T BANK CORPORATION
2005 INCENTIVE COMPENSATION PLAN

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TERMS AND CONDITIONS
OF
NONQUALIFIED STOCK OPTION

     1. Definitions. In this Agreement, except where the context otherwise indicates, the following definitions apply. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

               (a) “Covered Shares” means the shares of Common Stock subject to the Option set forth as the “Covered Shares” on the cover page of this Agreement.

               (b) “Date of Expiration” means the date on which the Option shall expire which shall be the earliest of the following times:

                         (i) upon termination of the Optionee’s employment or service with the Company or an Affiliate for Cause;

                         (ii) 30 days after termination of the Optionee’s employment or service with the Company or an Affiliate by reason of the Optionee’s Resignation;

                         (iii) 90 days after termination of the Optionee’s employment or service with the Company or an Affiliate for any reason, including Retirement, except Cause, Resignation, death or Disability;

                         (iv) one year after termination of the Optionee’s employment or service with the Company or an Affiliate by reason of death or Disability; or

                         (v) ten years and one day after the Date of Grant.

               (c) “Date of Grant” means the date set forth as the “Date of Grant” on the cover page of this Agreement.

               (d) “Exercise Price” means the dollar amount per share of Common Stock set forth as the “Exercise Price” on the cover page of this Agreement.

               (e) “Option” means the nonqualified stock option granted to the Optionee on the cover page of this Agreement.

               (f) “Optionee” means the person identified as the “Optionee” on the cover page of this Agreement.

               (g) “Third Party Administrator” means the entity to which the Committee has delegated its authority to administer the exercise of stock options granted under the Plan.

     2. Grant of Option. The Option granted hereby is granted in accordance with the cover page of this Agreement.

     3. Terms of the Option.

               (a) Type of Option. The Option is intended to be a nonqualified stock option, and is not an incentive stock option within the meaning of section 422 of the Code.

               (b) Option Period. During the period commencing on the Date of Grant and terminating on the Date of Expiration, the Option may be exercised with respect to all or a portion of the Covered Shares (in full shares) to the extent that the Option has not been previously exercised with respect to such Covered Shares and subject to the vesting schedule on the cover page of this Agreement.

               (c) Acceleration of Vesting. Notwithstanding the above provisions of Paragraph 3(b) and the vesting schedule on the cover page of this Agreement, the Option may be exercised in full during the period commencing on the Date of Grant and ending on the Date of Expiration (i) following a Change in Control or (ii) upon the Optionee’s termination of employment or service with the Company or an Affiliate due to the Optionee’s death, Retirement, or Disability. In addition, upon the Optionee’s termination of employment or service with the Company or an Affiliate, other than for Cause, during the one-year period following a Change in Control, any Option held by the Optionee as of the date of the Change in Control that remains outstanding as of the date of such termination of employment may thereafter be exercised, until the earlier of (i) the expiration date of such Option, which is ten years and one day after the Date of Grant, or (ii) one year after the date of such termination of employment.

               (d) Nontransferability. The Option is not transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee or, in the event of the Optionee’s Disability, by the Optionee’s guardian or legal representative.

               (e) Payment of the Exercise Price. The Optionee, upon exercise, in whole or in part, of the Option, may pay the Exercise Price by any or all of the following means, either alone or in combination:

                         (i) Cash or check payable to the order of the Third Party Administrator, unless the Company notifies the Optionee otherwise; or

                         (ii) Delivery or deemed delivery through attestation of Previously-Acquired Shares having a Fair Market Value on the Date of Exercise equal to the Exercise Price aggregating not more than that portion of the Exercise Price being paid by delivery of such shares.

     4. Capital Adjustments. The number of Covered Shares and the Exercise Price are subject to adjustment, in accordance with Section 4.2 of the Plan, on an equitable and proportionate basis in the manner deemed appropriate by the Committee.

     5. Exercise.

               (a) Notice. To the extent exercisable and not expired or forfeited, cancelled or otherwise terminated, the Option shall be exercised, in whole or in part, by the delivery to the Third Party Administrator, unless the Company notifies the Optionee otherwise, (i) of written notice of such exercise, in such form as the Third Party Administrator or the Committee may from time to time prescribe, (ii) accompanied (A) by full payment of the Exercise Price with respect to that portion of the Option being exercised, as provided in Paragraph 3(e) of these Terms and Conditions of Nonqualified Stock Option, or (B) by the delivery of irrevocable instructions to the Third Party Administrator or to the Optionee’s broker to promptly sell all or a portion of the Covered Shares being exercised and to deliver or cause to be delivered to the Company cash equal to the Exercise Price.

               (b) Withholding. The Company’s obligation to issue or deliver shares of Common Stock upon the exercise of the Option shall be subject to the satisfaction of any applicable federal, state, local or foreign tax withholding requirements (including the Optionee’s FICA obligation). The Optionee may satisfy any such withholding obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company or the Third Party Administrator to withhold shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option; or (c) delivering to the Company or the Third Party Administrator Previously-Acquired Shares. For purposes of this Paragraph 5(b), shares of Common Stock that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises.

               (c) Effect. The exercise, in whole or in part, of the Option shall cause a reduction in the number of Covered Shares equal to the number of shares of Common Stock with respect to which the Option is exercised.

     6. Restriction on Exercise and Upon Shares of Common Stock Issued Upon Exercise. Notwithstanding any other provision of this Agreement, the Optionee agrees, for himself and his successors, that the Option may not be exercised at any time that the Company does not have in effect a registration statement under the Securities Act of 1933, as amended, relating to the offer of Common Stock to the Optionee under the Plan, unless the Company agrees to permit such exercise. The Optionee further agrees, for himself and his successors, that, upon the issuance of any shares of Common Stock upon the exercise of the Option, he will, upon the request of the Company, agree in writing that he is acquiring such shares for investment only and not with a view to resale, and that he will not sell, pledge or otherwise dispose of such shares so issued unless and until (a) the Company is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended, is not required by that Act and the rules and regulations thereunder; (b) the staff of the Securities and Exchange Commission has issued a “no-action” letter with respect to such disposition; or (c) such registration or notification as is, in the opinion of counsel for the Company, required for the lawful disposition of such shares has been filed by the Company and has become effective; provided, however, that the Company is not obligated hereby to file any such registration or notification. The Optionee further agrees that the Company may place a legend embodying such restriction on the certificates evidencing such shares.

     7. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement. Except as provided in Paragraph 4 of these Terms and Conditions of Nonqualified Stock Option, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     8. Employment. Neither the granting of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any of its Affiliates to employ the Optionee for any period. Whenever reference is made in this Agreement to the employment of the Optionee, it means employment by the Company or an Affiliate.

     9. Subject to the Plan. The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, the Option is subject to any rules and regulations promulgated by the Committee.

     10. Governing Law. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of New York without giving effect to the principles of conflicts of laws.